UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On October 30, 2015 Thomas Ichim resigned from his position as Chief Scientific Officer, Director of Research and member of the Board of Directors of Regen Biopharma, Inc. ( “Regen”) due to health reasons.

On October 30, 2015 Dr. Harry M. Lander, Ph.D., M.B.A., age 50, was appointed to the position of Chief Scientific Officer of Regen effective October 30, 2015.

Dr. Lander received an MBA in Finance from The New York University Stern School of Business in New York City in 1991 and a Ph.D. in Biochemistry from the Cornell University Graduate School of Medical Sciences. Dr. Lander has also earned a Bachelor of Science in Biochemistry and a Bachelor of Science in Chemistry from State University of New York at Stony Brook. Prior to accepting the office of President at Regen, Dr. Lander served as Research Chief-Administration at Sidra Medical and Research Center, a new women’s and children’s hospital (expected to open in 2018) established to provide care to Qatari and Middle East residents based on the North American academic medical center model. His duties at the Medical and Research Center included assisting in the development of financial, operational , and compliance infrastructures for the Center as well as assisting in developing the Center’s scientific strategy through a 5 year strategic plan.

Five year Employment History

Company Name Position Employment Dates

Sidra Medical and Research Center, Doha, Qatar Research Chief 2013--2015

Weill Cornell Medical College, New York, NY Assistant Provost 2012-2013

Weill Cornell Medical College, New York, NY Assistant Provost, 2009-2012

On October 9, 2015 the Board of Directors of Regen appointed Dr. Harry M. Lander to the position of President of Regen. Dr. Lander is party to a written employment agreement with Regen which provides for compensation to Dr. Lander for the performance of his duties as President of Regen. Dr. Lander is not receiving any additional compensation for serving as Chief Scientific Officer of Regen.

Regen Biopharma, Inc. is a controlled subsidiary of Bio Matrix Scientific Group, Inc.

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Item 1.01 Entry Into A Material Definitive Agreement

On November 2, 2015 Regen Biopharma, Inc. (“Regen”) entered into an agreement (“Agreement”) with Thomas Ichim pursuant to the following terms and conditions.

Thomas Ichim shall render to Regen consulting services as set forth in a Consulting Services Letter (the “Supporting Documents”) and agrees to being referred to during the term of this Agreement under the title “Senior Research Consultant Thomas Ichim to Regen Biopharma, Inc.”. A Consulting Services Letter shall mean a document that describes Thomas Ichim’s consulting services and pricing for such services. In the event of a conflict between the terms contained in the Supporting Documents and this Agreement, the terms of this Agreement shall control, unless specifically agreed upon to the contrary in the Supporting Documents. Any and all Supporting Documents shall contain a clear and concise description of the services to be performed by the Thomas Ichim and an estimation of the cost to Regen for such services as well as the period of time required by the Thomas Ichim to complete such services. The Supporting Documents when executed by Thomas Ichim and Regen shall be incorporated into and made a part of this Agreement. Regen shall be under no obligation to execute any Consulting Services Letter. No Consulting Services Letter shall be binding upon Regen unless executed by Regen. The Term of the Agreement commences on November 2, 2015 and expires on November 2, 2016.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Regen Biopharma, Inc. is a controlled subsidiary of Bio-Matrix Scientific Group, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. Description

Item 10.1 Consulting Agreement

Item 17.1 Resignation Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO MATRIX SCIENTIFIC GROUP, INC.

Dated: November 4, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer

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